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                                                                   EXHIBIT 10.17




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                        METRON SEMICONDUCTORS EUROPA B.V.

                            INVESTOR RIGHTS AGREEMENT

                                  July 6, 1995

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                                TABLE OF CONTENTS

1. Registration Rights.........................................................4

   1.1      Definition.........................................................4

   1.2      Company Registration...............................................6

   1.3      Form S-3 Registration..............................................7

   1.4      Obligations of the Company.........................................8

   1.5      [intentionally omitted]............................................8

   1.6      Expenses of Registration...........................................8

   1.7      Furnish information................................................9

   1.8      Indemnification....................................................9

   1.9      Reports Under Exchange Act........................................11

   1.10     Assignment of Registration Rights.................................12

   1.11     Limitations on Subsequent Registration Rights.....................12

   1.12     "Market Stand-off" Agreement......................................12

   1.13     Delay of Registration.............................................12

   1.14     Termination of Registration Rights................................12


2. Right of First Refusal.....................................................13

   2.1      "New Securities"..................................................13

   2.2      Notice of Proposed Issuance.......................................13

   2.3      Sale of New Securities............................................14

   2.4      Assignment........................................................14

   2.5      Termination of Right of First Refusal.............................14


3. Co-Sale Rights.............................................................14

   3.1      Sales by an Investor..............................................14

   3.2      Exempt Transfers..................................................15

   3.3      Prohibited Transfers..............................................16
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   3.4      Assignment........................................................16

   3.5      Termination of Co-Sale Rights.....................................17

   3.6      Waiver............................................................17


4. Company Records and Policy.................................................17


5. Miscellaneous..............................................................18

   5.1      Governing Law.....................................................18

   5.2      Entire Agreement..................................................18

   5.3      Successors and Assigns............................................18

   5.4      Notices, etc......................................................18

   5.5      Amendments: Waivers...............................................18

   5.6      Delays or Omissions...............................................19

   5.7      Severability......................................................19

   5.8      Counterparts......................................................19


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                        METRON SEMICONDUCTORS EUROPA B.V.

                            INVESTOR-RIGHTS AGREEMENT

     THIS INVESTOR RIGHTS AGREEMENT is made as of the 6th day of July, 1995, by and among Metron Semiconductors Europa B.V., a corporation organized and existing under the laws of The Netherlands (the "Company"), and the investors listed on the Schedule of Investors attached hereto as Schedule A (the "Investors").

                                 R E C I T A L S

     A. That certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of April 3, 1995 calls for the Company and the Investors to enter into this Investor Rights Agreement granting to the Investors the rights set forth herein.

     B. As of the date of this Agreement the Company has an authorized share capital of One Million Dutch Guilders (NLG 1,000,000) divided in ten million shares with a par value of NLG 0.10 per share each. Upon consummation of the transactions contemplated by the Reorganization Agreement, the issued share capital of the Company is approximately NLG 292,193 divided into 2,921,930 shares.

     C. In entering into this Agreement, the parties have assumed that any initial public offering of the Company's shares will take place principally in the United States of America, and be registered under the Securities Act of 1933, as amended.

     D. The unofficial English translations of the current Articles of Association of the Company and of the proposed Articles of Association of the Company which each contain further restrictions applicable to the Company's shares, are attached hereto as Exhibit A and B, respectively.

                                A G R E E M E N T

     Now, therefore, in consideration of the foregoing premises and the mutual covenants set forth herein, the parties agree as follows:

     1.   Registration Rights.

     1.1 Definition. As used in this Agreement the following terms shall have the following respective meanings:

          (a) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

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          (b) "Form S-3" shall mean such form under the Securities Act as in effect on the date hereof or any successor form promulgated by the SEC (including Form F-3 and its successors);

          (c) "Holder" shall mean any person who is the legal owner of Registrable Securities which have not previously been registered under the Securities Act and sold, but only if such person is an Investor or an assignee or transferee thereof in accordance with Section 1.10 hereof. For all purposes of this Agreement, the Company and the other parties hereto are expressly authorized to treat those persons registered in the Shareholders' Register as the legal owners of the Company's shares;

          (d) "Qualified Initial Public Offering" shall mean the first public offering of the Company's shares in the United States, registered under the Securities Act and involving net proceeds to the Company of more than US $7,500,000 and a gross offering price of at least US $8.00 per share with a pair value of NLG 0.10 each (as adjusted from time to time to reflect stock splits, stock dividends, recapitalizations, combinations or the like);

          (e) The terms "register", "registered" and "registration" shall mean a registration effected through the preparation and filing of a registration statement or similar document in compliance with the Securities Act;

          (f) "Registrable Securities" shall mean any and all Shares issued and outstanding immediately after the closing of the reorganization pursuant to the Reorganization Agreement and the shares or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, the Shares, or the shares or other securities of the Company or other entity issued in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets; excluding in all cases. However, any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned;

          (g) "Registration Expenses" shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and fees and disbursements of counsel for the underwriter or underwriting of such securities (if the Company is required to bear such fees and disbursements);

          (h) "Securities Act" shall mean the Securities Act of 1933, as amended;

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          (i) "SEC" shall mean the Securities mid Exchange Commission;

          (j) "Selling Expenses" shall mean the fees and disbursements of counsel and accountants for the Holders, all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and any other expenses incurred by the Holders not expressly included as a Registration Expense;

          (k) "Shares" shall mean the shares of the Company with a par value of NLG 0.10 each held by Investors as of the date hereof.

     1.2 Company Registration.

     (a) If the Company shall determine to issue new shares in its share capital and to register those shares, upon issue, for its own account in connection with an underwritten offering, including a Qualified Initial Public Offering, on a form which would permit the registration of Registrable Securities, the Company will:

          (i) promptly give to each Holder written notice thereof, and

          (ii) include in such registration (and any related qualification under applicable blue sky laws) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after mailing or personal delivery of such written notice from the Company, by any Holders, except as set forth in Section 1.2(b); provided however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it.

     (b) Underwriting. If the registration of which the Company gives notice is for a Qualified Initial Public Offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.2(1) (1). The right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Shares through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 1.2, if the underwriter determines that inclusion of Registrable Securities by the selling Holders would adversely affect the marketing of such proposed offering, the number of Registrable Securities of such Holders to be included in the registration and underwriting may be reduced or may be excluded entirely from such registration and underwriting by the Company. The Company shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in such registration in proportion, as nearly as practicable, to the respective amounts of

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Registrable Securities held by such Holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration and shall not be sold or otherwise transferred prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto.

     1.3 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 for a public offering of at least 125,000 Registrable Securities (as adjusted from time to time to reflect stock splits, stock dividends, recapitalizations, combinations or the like), and the Company is entitled to use Form S-3 to register the Registrable Securities for such offering, the Company will:

     (a) promptly give written notice of the proposed registration to all other Holders, and

     (b) as soon as practicable, effect such registration to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.3: (1) if the Company has, within the twelve (12) month period preceding the date of such request already effected one (1) registration on Form S-3 for any Holder or Holders pursuant to this Section 1.3; (ii) if the Company has, within the one hundred eighty (180) days preceding the date of such request, completed its first registered offering to the public for its own account; (iii) if the Company shall finish to the requesting Holders a certificate signed by one or more Managing Directors of the Company stating that, in the good faith judgment of a majority of the members of the Supervisory Board of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration statement to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred thirty (130) days after receipt of the request of the Holder or Holders under this Section 1.3, provided that the Company shall not utilize this right more than once in any twelve (12) month period.

     Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

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     1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously and as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement, whichever first occurs.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus, used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the same time period as under Section 1.4(a).

     (c) Furnish to the Holders such numbers, of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) In the event of any underwritten public offering, use reasonable best efforts to perform its obligations under such underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also use reasonable best efforts to perform his, her or its obligations under such agreement.

     (e) The Company and the Holders shall each comply with all requirements of and pursuant to the Dutch Act on the Supervision of the Securities Trade and shall instruct the underwriters to comply with such requirements.

     (f) Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request in writing within 120 days following the original filing of such registration statement except that the Company shall not for any purpose be required to file a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified.

     1.5 [intentionally omitted]

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

     1.6 Expenses of Registration. All Registration Expenses incurred in connection with any registration, filing qualification or compliance pursuant to this Section 1 shall be borne by the Company. All Selling Expenses relating to securities registered by the Holders shall be borne by the Holders. However, the Company shall not be required to pay Registration Expenses for any registration begun pursuant to Section 1.3, the request for which has been subsequently withdrawn by the initiating Holders, in which case, such Registration Expenses shall be borne by the Holders requesting such withdrawal.

     1.7 Furnish information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities and qualification under applicable state securities or blue sky law.

     1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Securities included in a registration statement pursuant to the provision of this Section 1 (excluding Holders who are then Managing Directors or Supervisory Directors of the Company), each of the officers, directors and partners of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law insofar as such losses claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (if) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act the Exchange Act, any state securities law or the Dutch Act on the Supervision of the Securities Trade in connection with the offer or sale of the shares included in the registration statement, and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or

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action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it wises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer or director, underwriter or controlling person.

     (b) To the extent permitted by law, each Holder of Registrable Securities which are included in a registration pursuant to the provisions of this Section 1 will indemnify and hold harmless the Company, each of its Managing Directors and Supervisory Directors, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company's securities covered by such a registration statement, any person who controls such underwriter, and any other Holder selling securities in such registration statement and each of its directors, officers or partners or any person who controls such Holder, against any losses, claims, damages, or liabilities joint or several) to which the Company or any such underwriter, other Holder, director, officer or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus gr final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Holder of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, any state securities law or the Dutch Act on the Supervision of Securities Trade in connection with the offer or sale of the shares included in the registration statement, provided that in the case of (i) and (ii) above the indemnification obligation of such Holder shall only be to the extent that such untrue statement or alleged untrue statement or omission or alleged omission occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such underwriter, other Holder, Managing Director, Supervisory Director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

     (c) Promptly after receipt by an indemnified party under this Section 1.3 of notice of the commencement of any action (including any governmental action), such indemnified party will if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to

                                       9
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assume the defense thereof with counsel mutually satisfactory to the parties;
provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party; the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of paragraph (a) or (b) above for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The failure of any indemnified party to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.8 only to the extent that such failure to give notice shall materially prejudice the indemnifying party in the defense of any such claim or any such litigation, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

     1.9 Reports Under Exchange Act. With a view to making available to the Holders, the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) from and after such time as it has securities registered pursuant to
Section 12 of the Exchange Act, or has securities registered pursuant to the Securities Act; make timely filing of such reports as are required to be filed by it with the SEC so that Rule 144 or Form S-3 under the Securities Act or any successor provision thereto will be available to the Holders who are otherwise able to take advantage of the provisions of such Rule or Form;

     (b) as applicable, furnish to any Holder so long as the Holder owns any Registrable Securities, forthwith upon request, (i) a written statement by the Company that it has complied with the reporting, requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so

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qualifies), (ii) a copy of the most recent annual or quarterly report of the
Company and such other reports and documents so filed by the Company with the SEC and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee of all Registrable Securities held by the transferor or assignor, provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and such transferee or assignee agrees in writing to be bound by the terms of this Agreement; provided, however, that such assignment of rights shall be effective only if immediately following such transfer the Registrable Securities so transferred or assigned continue to constitute "restricted securities" (as defined in Rule 144 under the Securities
Act) in the hands of such transferee or assignee.

     1.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 or 1.3 hereof, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his or her securities will not reduce the amount of the Registrable Securities of the Holders which is included.

     1.12 "Market Stand-off" Agreement. If requested by the Company, or an underwriter of Shares (or other securities) of the Company, each Holder hereby agrees that it will not sell or otherwise transfer or dispose of any Registrable Securities, except Shares included in such registration, during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act.

     In order to enforce the foregoing covenant and to the extent permissible under applicable laws, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such 180-day period.

     1.13 Delay of Registration. Subject to applicable law, no Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.14 Termination of Registration Rights. The right of any Holder to exercise any right provided under Section 1.2 or 1.3 shall terminate after three
(3) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or such earlier date as all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 or any successor provision during any 90-day period.

     2. Right of First Refusal. The Company hereby grants to each Investor the right of first refusal to purchase its pro rata share of any New Securities (as defined in Section 2.1) that the Company may, from time to time propose to issue
- only if the statutory pre-emptive rights under Section 206(a) of Book 2 of the Dutch Civil Code have been excluded by a resolution of the General Meeting of Shareholders or, if the Supervisory Board has been designated to resolve upon the issuance of shares, by resolution of the Supervisory Board of the Company - or propose to sell, in case the Articles of Association require shareholders' approval for the transfer of shares, only if such sale has been approved by a resolution of the General Meeting of Shareholders, and in case the Articles of Association provide for pre-emptive rights for the transfer of shares held by the Company in its own capital, only if such pre-emptive rights have been excluded by a resolution of the General Meeting of Shareholders or, if the Supervisory Board has been designated to resolve upon the issuance of shares, by resolution of the Supervisory Board. An Investor's pro rata share, for purpose of this right of first refusal, is the ratio of the number of Shares legally owned by such Investor immediately prior to the issuance of New Securities to the total number of Shares legally owned by all of the Investors immediately prior to the issuance of New Securities. This right of first refusal shall be subject to the following provisions:

     2.1 "New Securities". "New Securities" shall mean any shares of the Company, whether or not now authorized, and rights, options or warrants to purchase such shares, and securities of any type whatsoever that are or may become convertible into shares of the Company, provided, however, that the term "New Securities" shall not include (i) securities issued pursuant to the Reorganization Agreement or issued prior to the date of this Agreement, (ii) securities; issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets of such entity or business segment or other reorganization, (iii) securities issued to officers, directors, employees or consultants of or to the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement " arrangement approved by the Managing Board or Supervisory Board of the Company, (iv) securities issued in any public offering which is firmly underwritten,(v) securities issued in connection with any stock split, stock dividend or recapitalization of the Company, and (vi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (v) above.

     2.2 Notice of Proposed Issuance. In the event the Company proposed to undertake an issuance or sale of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, their price and the general terms upon which the Company proposes to issue such New Securities. Each Investor shall have twenty (20) days after any such notice is delivered to exercise its option to purchase up to its pro rata portion of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.


     2.3 Sale of New Securities. In the event the Investors fail to exercise fully the right of first refusal and first offer within said twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or issue or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of such agreement) to sell or issue the New Securities respecting which the Investors' right of first refusal set forth in this Section 2 is not exercised, at a price and upon terms no more favorable to the purchasers thereof than are specified in the Company's notice to Investors pursuant to Section 2.2. In the event the Company has not sold the New Securities within the foregoing period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Investors in the manner provided in Section 2.2 above.

     2.4 Assignment. The rights granted by the Company pursuant to this Section 2 may be assigned by any Investor to a transferee or assignee of not less than all of the Shares held by such Investor; provided that such assignment may otherwise be affected in accordance with applicable securities laws and that the Company is given written notice at the time of said assignment stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned, and such transferee or assignee agrees in writing to be bound by the term and conditions of this Agreement

     2.5 Termination of Right of First Refusal. The right of first refusal granted under this Section 2 shall terminate upon the effectiveness of the first registration statement filed by the Company involving a Qualified Initial Public Offering.

     3. Co-Sale Rights.

     3.1 Sales by an Investor.

     (a) Except as otherwise provided in this Section 3, in the event that any Investor proposes to sell or transfer all or any of the Shares then held by such Investor (a "Selling Investor") to any non-Investor (other than the Company), such Selling Investor shall promptly give written notice (the "Co-Sale Notice") simultaneously to the Company and each Investor at least twenty (20) days prior to the closing of such sale or transfer. The Co-Sale

Notice shall describe the proposed sale or transfer in reasonable detail including, without limitation, the number of Shares to be sold or transferred, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

     (b) Each Investor shall have the right exercisable upon written notice to the Selling Investor within fifteen (15) days after receipt of the Co-Sale Notice, to participate in such sale of Shares to the extent set forth in Section 3.1(c) on the same terms and conditions as are set forth in the Co-Sale Notice. To the extent that one or more of the Investors exercises such right of participation, the number of shares that the Selling Investor may sell in the transaction shall be correspondingly reduced. Each Investor who elects to participate in such sale is referred to herein as a "Participant."

     (c) Each Investor may sell up to such Investor's pro rata portion of the number of Shares offered for sale by the Selling Investor. An Investor's pro rata portion for purposes of this co-sale right is determined by multiplying (i) the number of Shares to be sold by the Selling Investor by (ii) a fraction, the numerator of which is the number of Shares held by such Investor and the denominator of which is the sum of the number of Shares held by the Selling Investor and by all other Investors.

     (d) To the extent that any prospective purchaser or purchasers refuses to purchase shares from a Participant in connection with the exercise of his or its rights of co-sale hereunder, the Selling Investor shall not sell to such prospective purchaser or purchasers any Shares unless, prior to, or simultaneously with such sale, the Selling Investor purchases such Sham from Participant.

     (e) Any sale of shares covered by the Co-Sale Notice and any sale of shares by a Selling Investor exercising its co-sale right pursuant to such Co-sale Notice shall be consummated, other than compliance with the share transfer restrictions in the Articles of Association of the Company and with the formal requirements of Netherlands law to effect the transfer of such Shares, within sixty (60) days after delivery of the Co-Sale Notice and shall be on terms and conditions no more favorable to the Selling Investor than the terms specified in the Co-Sale Notice. Any sale of such Shares after such 60-day period shall again be subject to the obligations set forth in Sections 3.1(a) through (e). Each such sale shall constitute a separate transaction between the Participant and the Selling Investor on the one hand and the purchaser(s) on the other hand.

     (f) The exercise or non-exercise of the rights of any Investor hereunder to participate in one or more sales of Shares made by any Investor shall not adversely affect such Investor's rights to participate in subsequent sales of Shares subject to this Section 3.1.

     3.2 Exempt Transfers.

     (a) Notwithstanding any other provision of this Agreement the provisions of
Section 3.1 shall not apply to:

          (i) any pledge of Shares made pursuant to a bona fide loan transaction that creates a mere security interest including the foreclosure of any such pledge;

          (ii) any transfer to an Investor's ancestors, descendants or spouse, or to trusts, for the benefit of such persons or such Investor; or

          (iii) any bona fide gift;

provided that the Investor making an exempt transfer pursuant to this Section 3.2(a) shall provide the other Investors and the Company with prior written notice of the transfer, and the proposed transferee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Agreement, such that the transferee shall be treated as a "Investor" for purposes of this Section 3 with respect to the shares received in the exempt transfer.

     (b) Notwithstanding any other provision of this Agreement, the provisions of Section 3.1 shall not apply to any sale of Shares (i) to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, (ii) in connection with a merger exchange offer or tender offer pursuant to which all shareholders of the Company are given the opportunity to sell or exchange their shares or (iii) pursuant to the terms of that certain Buy and Sell Agreement of even date herewith and that certain Stock Repurchase Agreement dated as of November 14, 1994.

     3.3 Prohibited Transfers.

     In the event a Selling Investor sells any Shares in violation of the terms of this Agreement (a "Prohibited Transfer"), each Investor, in addition to such other remedies as may otherwise be available, shall have the right, subject to compliance with the terms of the Articles of Association of the Company, to sell to the Selling Investor the type and number of Share equal to the number of shares each Investor would have been entitled to transfer to the purchaser under
Section 3.1(c) had the Prohibited Transfer been effected in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

     (a) The price per share at which the shares are to be sold to the Selling Investor shall be equal to the price per share paid by the purchaser to the Selling Investor in the Prohibited Transfer. The Selling Investor shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 3.1.

     (b) Within thirty (30) days after the earlier of the dates on which the Investor (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, transfer to the Selling Investor the Shares to be sold in accordance with requirements of Netherlands law and in such event the Selling Investor shall buy and accept the aforementioned Shares.

     (c) The Selling Investor shall, upon receipt of the Shares to be sold by an Investor pursuant to this Section 3.3, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses determined pursuant to paragraph (a) in cash or by other means acceptable to the Investor.

     3.4 Assignment. The rights of any Investors under this Section 3 may be assigned only to an assignee or transferee of all of the Shares held by such Investor, provided that such assignment may otherwise be effected in accordance with applicable securities laws and that the Company is given written notice at the time of said assignment stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned and such transferee or assignee agrees in writing to be bound by the terms and conditions of this Agreement.

     3.5 Termination of Co-Sale Rights. The rights of co-sale granted under this
Section 3 shall terminate upon the effectiveness of the first registration statement filed by the Company involving a Qualified Initial Public Offering.

     3.6 Waiver. With respect to a transfer or sale of shares by a party to this Agreement which complies with the provisions of this Agreement and to the extent that the Company's Articles of Association require shareholder approval of the transfer or sale of shares and/or provide shareholders with a right of first refusal with respect to such sale or transfer, each of the parties to this Agreement agrees to approve such transfer or sale, undertakes to waive such right of first refusal and/or vote in favor of exemption of such transfer or sale from such right of first refusal if requested by the Company or a party to this Agreement, whether at a shareholder meeting, by shareholder resolution, shareholders agreement or any other written instrument and further agrees to execute documents reasonably requested of them to reflect such approval or waiver.

     4. Company Records and Policy.

     (a) The Managing Board of the Company shall note on the Register of Shareholders that the Investor's Shares are subject to this Agreement.

     (b) In the event that certificates are issued representing the Shares, such certificates shall bear the following legend:

          THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTORS RIGHTS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF SHARES OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

     (c) Any offer, including the prospect to hold out an offer, issuance, transfer or sale of all Shares is further subject to all restrictions on transfer imposed by Dutch, Federal and applicable state securities laws. Accordingly, it is understood and agreed that the certificates representing the Shares shall bear any legends required by Dutch authorities, any applicable state securities administrator or commissioner and by Federal securities law.

     (d) Each Investor agrees that the Company may impose transfer restrictions on the Shares subject to this Agreement to enforce the provisions of this Agreement. The restrictions shall be removed upon termination of this Agreement. Upon termination of the Agreement and request by the Shareholder, the Company shall, if certificates have been issued representing the Shares, issue a new share certificate without a legend when the legended certificate has been forwarded to the Company.

     5. Miscellaneous.

     5.1 Governing Law. Section 1 of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts entered into and wholly to be performed within California by California residents. Sections 2, 3, 4 and 5.2 - 5.8 of this Agreement shall be governed in all respects by the laws of the Netherlands.

     5.2 Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Investors with respect to the subject matter hereof and supersedes all previous agreements and understandings, written or oral, concerning the subject matter hereof.

     5.3 Successors and Assigns. Subject to the exceptions and requirements specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors, administrators, executors and assigns of the parties hereto.

     5.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, and in each case addressed (a) if to an Investor at the address set forth on Schedule A hereto, or at such other address as such Investor shall have furnished to the Company and to the other Investors by ten
(10) days' notice in writing, (b) if to the Company, at its principal office, or at such other address as the Company shall have furnished to each Holder in writing or (c) if to a Holder, at the address thereof reflected in the Shareholders Register of the Company.

     5.5 Amendments: Waivers. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) by the written consent of the Company and of Investors holding at least ninety-five percent (95%) in interest of the Shares held by all the Investors (including any Shares issued upon conversion thereof, and including Shares transferred to any assignee of the right or obligation to be amended). Any Investor may waive any of his, her or its rights hereunder without obtaining the consent of any other Investor. Any amendment or waiver effected in accordance with the first sentence of this
Section 5.5 shall be binding upon each holder of any of the Shares, his, her or its successors and assigns, and the Company. Any waiver effected in accordance with the second sentence of this Section 5.5 shall be binding upon the waiving Investor and the successors and assignees of such Investor.

     5.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Investor, upon any breach or default of the Company or any other Investor under this Agreement, shall impair any such right, power or remedy of such Investor, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Investor of any breach or default under this Agreement, or any waiver on the part of any Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     5.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                   SIGNATURE PAGE OF INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, each of undersigned or their respective duly authorized officers or representatives have executed this Agreement as of the date first above written.

                                        METRON SEMICONDUCTORS EUROPA
                                          B.V.

                                        By:  /s/ Illegible
                                            -----------------------------
                                        Its:    Managing Director
                                            -----------------------------

                                        INVESTORS:

                                        FLUOROWARE INC.

                                        By:  /s/ Illegible
                                            -----------------------------
                                        Its:   Executive V.P.
                                            -----------------------------


                                        FSI INTERNATIONAL, INC.


                                        By:  /s/ Illebible
                                            -----------------------------
                                        Its: Executive V.P. & CFO
                                            -----------------------------


                                        /s/ Udo Jaensch
                                        ---------------------------------
                                        Udo Jaensch

                                        /s/J.C. Levett-Prinsep
                                        ---------------------------------
                                        J.C. Levett-Prinsep

                                        /s/ Keith Reidy
                                        ---------------------------------
                                        Keith Reidy

                                        /s/ Brad Sargent
                                        ---------------------------------
                                        Brad Sargent

                                        /s/ E. Segal
                                        ---------------------------------
                                        Edward J. Segal

                            INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT (this "Indemnification Agreement") is made as of the 18 day of November, 1999, by and among Metron Technology N.V., a corporation organized and existing under the laws of the Netherlands (the "Company"), and the investors listed on the signature page hereto (the "Selling Shareholders").

                                    RECITALS

     WHEREAS, the Company and the Selling Shareholders (as well as other shareholders of the Company) are party to an Investor Rights Agreement dated as of July 6, 1995 (the "Investor Rights Agreement").

     WHEREAS, the Company and the Selling Shareholders desire to supplement the indemnification provisions set forth in Section 1.8 of the Investor Rights Agreement as set forth in this Indemnification Agreement.

     WHEREAS, simultaneously with the execution of this Indemnification Agreement, the Company and the Selling Shareholders have executed the Underwriting Agreement (referred to in Section 1(a) below).

                                    AGREEMENT

     Now therefore, in consideration of the foregoing premises and mutual covenants set forth herein, the parties agree as follows:

     1. Indemnification.

     (a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Selling Shareholder, each of the officers, directors and partners of such Selling Shareholder, and each person, if any, who controls such Selling Shareholder within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) (or actions in respect thereof) to which they may become subject under Section 8(b) of the Underwriting Agreement (the "Underwriting Agreement") dated as of the date hereof by and among the Company, the Selling Shareholders and Banc of America Securities LLC, SG Cowen Securities Corporation and U.S. Bancorp Piper Jaffray, as Representatives of the several Underwriters of the Company's initial public offering (the "Underwriters"); and the Company will reimburse each such Selling Shareholder, officer, director or partner or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

     (b) Indemnification Mechanics. Promptly after receipt by an indemnified party under this Section 1 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of paragraph (a) above for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The failure of any indemnified party to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1 only to the extent that such failure to give notice shall materially prejudice the indemnifying party in the defense of any such claim or any such litigation, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.

     2. Indemnification of Underwriters. The Company and each of the Selling Shareholders acknowledge that each of the Selling Shareholders, jointly and severally, has agreed to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon the matters described in sections 8(b)(i), 8(b)(ii), 8(b)(iii)(x) and 8(b)(v) of the Underwriting Agreement (the "Company-Related Indemnification Obligations"), among other matters. Although each Selling Shareholder's indemnification obligations in the Underwriting Agreement is joint and several, each Selling Shareholder agrees that the burden of the Company-Related Indemnification Obligations should be borne on a pro rata basis by all of the Selling Shareholders. Accordingly, each Selling Shareholder hereby agrees to reimburse promptly any other Selling Shareholder that is required to pay any amount to the Underwriters in satisfaction of any claim for indemnification under the Company-Related Indemnification Obligations that is in excess of that Selling Shareholder's Pro Rata Indemnification Obligation (as defined below); provided, however, that each Selling Shareholder's reimbursement obligation herein shall be limited to such Selling Shareholder's Pro Rata Indemnification Obligation. For these purposes, a Selling Shareholder's Pro Rata Indemnification Obligation shall equal the total indemnification amount incurred by all Selling Shareholders for Company-Related Indemnification Obligations multiplied by the ratio of the Selling Shareholder's number of common shares sold in the initial public offering to the total number of common shares sold by all Selling Shareholders in the initial public offering. In the event that an action seeking indemnification or other rights under the Company-Related Indemnification Obligations is commenced by any Underwriter against any of the Selling Shareholders, the Company and all other Selling Shareholders hereby waive any objections to and further consent to being joined in such litigation by the defendant Selling Shareholder.

     3. Miscellaneous.

     (a) Governing Law. Sections 1 and 2 of this Indemnification Agreement shall be governed in all respects by the laws of the State of California applicable to contracts entered into and wholly to be performed within California by California residents. Sections 3(b)-(h) of this Indemnification Agreement shall be governed in all respects by the laws of the Netherlands.

     (b) Entire Agreement. This Indemnification Agreement constitutes the entire agreement among the Company and the Selling Shareholders with respect to the subject matter hereof and supersedes all previous agreements and understandings, written or oral, concerning the subject matter hereof; provided, however, that the Investor Rights Agreement is not superseded by this Agreement and remains in full force and effect

     (c) Successors and Assigns. Subject to the exceptions and requirements specifically set forth in this Indemnification Agreement, the terms and conditions of this Indemnification Agreement shall inure to the benefit of and be binding upon the respective heirs, successors, administrators, executors and assigns of the parties hereto.

     (d) Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, and in each case addressed (i) if to a Selling Shareholder at the address set forth on Schedule A to the Investor Rights Agreement, or at the such other address as such Selling Shareholder shall have furnished to the Company and to the other Selling Shareholders by ten (10) days' notice in writing, or (ii) if to the Company, at its principal office, or at such other address as the Company shall have furnished to each Selling Shareholder in writing.

     (e) Amendments; Waivers. Any provision of this Indemnification Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) by the written consent of the Company and each of the

Selling Shareholders. Any Selling Shareholder may waive any of his, her or its rights hereunder without obtaining the consent of any other Selling Shareholder. Any amendment or waiver effected in accordance with the first sentence of this
Section 3(e) shall be binding upon each Selling Shareholder, his, her or its successors and assigns, and the Company. Any waiver effected in accordance with the second sentence of this Section 3(e) shall be binding upon the waiving Selling Shareholder and the successors and assignees of such Selling Shareholder.

     (f) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Selling Shareholder, upon any breach or default of the Company or any other Selling Shareholder under this Indemnification Agreement, shall impair any such right, power or remedy of such Selling Shareholder, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach of default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Selling Shareholder of any breach or default under this Indemnification Agreement, or any waiver on the part of any Selling Shareholder of any provisions or conditions of this Indemnification Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Indemnification Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     (g) Severability. If one or more provisions of this Indemnification Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Indemnification Agreement and the balance of this Indemnification Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     (h) Counterparts. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of undersigned or their respective duly authorized officers or representatives have executed this Indemnification Agreement as of the date first above written.


                                          COMPANY:

                                          METRON TECHNOLOGY B.V.

                                          By:  /s/ E. Segal
                                             -----------------------------------
                                          Name:  E. Segal
                                               ---------------------------------
                                          Title:  President
                                                --------------------------------

                                          Selling Shareholders:

                                          ENTEGRIS, INC.


                                          By:  /s/ Stan Geyer
                                             -----------------------------------
                                          Name:  Stan Geyer
                                               ---------------------------------
                                          Title:  President and CEO
                                                --------------------------------

                                          FSI INTERNATIONAL, INC.

                                          By:  /s/ Luke Komarek
                                             -----------------------------------
                                          Name:  Luke Komarek
                                               ---------------------------------
                                          Title:  Vice President
                                                --------------------------------


                                          J. CHRISTOPHER LEVETT-PRINSEP

                                             /s/ J.C. Levett-Prinsep
                                          --------------------------------------


                                          UDO JAENSCH

                                             /s/ Udo Jaensch
                                          --------------------------------------